Exhibit 99.2

ETAO International Group A Patient - Centric Medical Ecosystem Powered by Digital Technology Confidential and Proprietary Information A leading digital healthcare group providing transformative medical care and quality service January 2022

Important Notices and Disclaimers Disclaimer This presentation (the “Presentation”) is for informational purposes only to assist interested parties in making their own evaluation with respect to the proposed business combination (the “Business Combination”) between Mountain Crest Acquisition Corp . III (“Mountain Crest”) and ETAO International Group, (“ETAO” or the “Company”) . The information contained herein does not purport to be all - inclusive and none of Mountain Crest, the Company, Revere Securities LLC or any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives makes any representation or warranty, express or implied, as to the accuracy, completeness or reliability of the information contained in this Presentation . You should consult your own counsel and tax and financial advisors as to legal and related matters concerning the matters described herein, and, by accepting this Presentation, you confirm that you are not relying upon the information contained herein to make any decision . The reader shall not rely upon any statement representation or warranty made by any other person, firm or corporation (including, without limitation, Mountain Crest, the Company, Revere Securities LLC or any of their respective affiliates or control persons, officers, directors and employees) in making its investment or decision to invest in the Company . None of Mountain Crest, the Company, Revere Securities LLC or any of their respective affiliates nor any of its or their control persons, officers, directors, employees or representatives, shall be liable to the reader for any information set forth herein or any action taken or not taken by any reader, including any investment in shares of Mountain Crest or the Company . Certain information contained in this Presentation relates to or is based on studies, publications, surveys and the Company’s own internal estimates and research . In addition, all of the market data included in this Presentation involves a number of assumptions and limitations, and there can be no guarantee as to the accuracy or reliability of such assumptions . Finally, while the Company believes its internal research is reliable, such research has not been verified by any independent source . The meeting at which this Presentation is provided and any information communicated at this meeting are strictly confidential and should not be discussed outside your organization . 2

Important Notices and Disclaimers Forward - Looking Statements . Certain statements in this Presentation may be considered forward - looking statements . Forward - looking statements generally relate to future events or Mountain Crest’s or the Company’s future financial or operating performance . For example, statements concerning the following include forward - looking statements : the growth of the Company’s business and its ability to realize expected results ; our clinical development pipeline and commercial launch ; the viability of its growth strategy, including commercial capability ; trends and developments in the industry ; the impact of the COVID - 19 pandemic ; the advantages and potential of its solution ; its visibility into future financial performance ; its total addressable market ; and the potential effects of the Business Combination on the Company . In some cases, you can identify forward - looking statements by terminology such as ‘may’, ‘should’, ‘expect’, ‘intend’, ‘will’, ‘estimate’, “anticipate’, ‘believe’, “predict”, ‘potential’ or ‘continue’, or the negatives of these terms or variations of them or similar terminology . Such forward - looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements . These forward - looking statements are based upon estimates and assumptions that, while considered reasonable by Mountain Crest and its management, and the Company and its management, as the case may be, are inherently uncertain . New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties . You should not place undue reliance on forward - looking statements in this Presentation, which speak only as of the date they are made and are qualified in their entirety by reference to the cautionary statements herein, Neither Mountain Crest nor the Company undertakes any duty to update these forward - looking statements . Projections . This Presentation contains certain financial forecast information of ETAO International Group . Such financial forecast information constitutes forward - looking information, and is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results . The assumptions and estimates underlying such financial forecast information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties . See “Forward - Looking Statements’ above . Actual results may differ materially from the results contemplated by the financial forecast information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such forecasts will be achieved . 3

Important Notices and Disclaimers Additional Information . In connection with the proposed Business Combination, Mountain Crest or one of its subsidiaries intends to file with the SEC a registration statement on Form F - 4 or S - 4 containing a preliminary proxy statement/prospectus of Mountain Crest . After the registration statement is declared effective, Mountain Crest will mail a definitive proxy statement/prospectus relating to the proposed Business Combination to its shareholders . This Presentation does not contain all the information that should be considered concerning the proposed Business Combination and is not intended to form the basis of any investment decision or any other decision in respect of the Business Combination . Mountain Crest’s shareholders and other interested persons are advised to read, when available, the preliminary proxy statement/prospectus and the amendments thereto and the definitive proxy statement/prospectus and other documents filed in connection with the proposed Business Combination, as these materials will contain important information about the Company, Mountain Crest and the Business Combination . When available, the definitive proxy statement/prospectus and other relevant materials for the proposed Business Combination will be mailed to shareholders of Mountain Crest as of a record date to be established for voting on the proposed Business Combination . Shareholders will also be able to obtain copies of the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus and other documents filed with the SEC, without charge, once available, at the SEC’s website at www . sec . gov , or by directing a request to : Mountain Crest Acquisition Corp . III . Participants in the Solicitation . Mountain Crest, the Company and their respective directors and executive officers may be deemed participants in the solicitation of proxies from Mountain Crest’s shareholders with respect to the proposed Business Combination . A list of the names of Mountain Crest’s directors and executive officers and a description of their interests in Mountain Crest is contained in Mountain Crest’s final prospectus relating to its initial public offering, dated May 10 , 2021 , which was filed with the SEC , as may be amended on any Form 3 s or 4 s . The prospectus is available free of charge at the SEC’s website at www . sec . gov , or by directing a request to Mountain Crest Acquisition Corp . III . Additional information regarding the interests of the participants in the solicitation of proxies from Mountain Crest’s shareholders with respect to the proposed Business Combination will be contained in the proxy statement/prospectus for the proposed Business Combination when available . No Offer or Solicitation . This communication is for informational purposes only and does not constitute, or form a part of, an offer to sell or the solicitation of an offer to sell or an offer to buy or the solicitation of an offer to buy any securities, and there shall be no sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction, No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 , as amended, and otherwise in accordance with applicable law . 4

Important Notices and Disclaimers

- **ETAO International Group is a federating healthcare agency, patient-centric case management company, aiming to provide integrated community healthcare network.**
- **Risk Factors**

The list below of risk factors has been prepared as part of the Business Combination. The risks presented below are certain of the general risks related to the business of ETAO and the Business Combination, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by Mountain Crest and ETAO with the SEC. If ETAO cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, its business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only risks that ETAO faces. Additional risks that ETAO currently does not know about or that it currently believes to be immaterial may also impair its business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in Mountain Crest and ETAO. Risks Related to ETAO's Business

Risks Related to ETAO's Business

- The contractual arrangements with our VIEs and their shareholders may not be as effective as direct ownership in providing operational control.
- Any failure by our VIEs or their shareholders to perform their obligations under our contractual arrangements with them would have a material and adverse effect on our business.
- Our contractual arrangements are governed by PRC law. Accordingly, these contracts would be interpreted in accordance with PRC law, and any disputes would be resolved in accordance with PRC legal procedures, which may not protect investors as much as those of other jurisdictions, such as the United States.
- Changes in China's economic, political or social conditions or government policies could have a material adverse effect on our business and operations.

Risk Factors Related to business and industry

- Medical device development is costly and involves continual technological change which may render ETAO's current or future products obsolete.
- Because the commission revenue ETAO's insurance agency business line earns on the sale of insurance products is based on premiums and fee rates set by insurance companies, any decrease in these premiums or fee rates may have an adverse effect on our results of operation of the insurance agency business line.
- Competition in the healthcare industry is intense and, if we are unable to compete effectively, we may lose customers and our financial results may be negatively affected.

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Important Notices and Disclaimers Risk Factors Related to business and industry (cont….) • Sales agents and employee misconduct is difficult to detect and deter and could harm ETAO’s reputation or lead to regulatory san ctions or litigation costs. • ETAO’s success depends upon market acceptance of its products, its ability to develop and commercialize new products and gene rat e revenues and the ability to identify new markets for its technology. • ETAO’s operations have been, and may continue to be, significantly disrupted by the COVID - 19 pandemic, and its business, financi al condition and results of operations have been negatively impacted. • The approval of the China Securities Regulatory Commission (the “CSRC”) and other compliance procedures may be required in co nne ction with the Business Combination, and, if required, we cannot predict whether we will be able to obtain such approval. • Uncertainties with respect to the PRC legal system could adversely affect us, the rules and regulations in China can change q uic kly with little advance notice, and such uncertainties materially and adversely affect our business and impede our ability to continue our op era tions in China. Risks Related to the Business Combination • The consummation of the Business Combination is subject to a number of conditions, including entry into a definitive agreemen t a nd plan of merger (the ‘Merger Agreement’), and if those conditions are not satisfied or waived, the Merger Agreement may be terminated in accordanc e w ith its terms and the Business Combination may not be completed. • There is no guarantee that a stockholder’s decision whether to redeem its shares for a pro rata portion of Trust Account will pu t the stockholder in a better economic position. • If the Business Combination benefits do not meet the expectations of investors or securities analysts, the market price of Mo unt ain Crest’s securities or, following the consummation of the Business Combination, the combined company’s securities may decline. • Potential legal proceedings in connection with the Business Combination, the outcomes of which may be uncertain, could delay or prevent the completion of the Business Combination. • There’s no guarantee that the stockholders will approve the Business Combination. 6

7 PROPOSED BUSINESS COMBINATION TRANSACTION T RANSACTION O VERVIEW • ETAO International Group (“ETAO”) and Mountain Crest Acquisition Corp. III (“Mountain Crest”) expect to execute definitive agreement for a business combination (the “Transaction”) before January 28, 2022. • The Transaction is expected to close in the summer of 2022. • Upon the closing of the Transaction, ETAO is expected to be a publicly listed company on NYSE under the ticker ETAO. • Simultaneously with the closing of the Transaction, Mountain Crest expects to close a PIPE offering for $250 million at the purchase price of $10 per share. • ETAO also received commitments through a separate private placement of $51 million. F INANCIALS AND V ALUATION • The Transaction expects a pre - money equity value of ETAO of approximately $2.5 billion. • Existing ETAO shareholders are expected to roll 100% of their equity as part of the Transaction. • ETAO shareholders are expected to received approximately 88% 1 of the combined company’s pro forma equity upon closing of the Transaction. • The Transaction, together with the PIPE and the $54 million in cash from Mountain Crest’s trust account, are expected to resu lt in approximately $304 million 1 of cash going to ETAO’s balance sheet, before expenses associated with the Transaction. • Separately, ETAO has secured a commitment for $51 million through a private placement of its securities, which is expected to cl ose prior to February 15, 2022. ____________________________ 1. This amount assumes that the PIPE offering closes and that no Mountain Crest shareholders exercise their redemption rights . However, there can be no assurance that no Mountain Crest shareholders would exercise their redemption rights.

Today's Presenters – Executive Management Team



Chairman, Founder, CEO of

ETAO International Group

- 25+ years in Wall Street
- Founder of WSHP Capital
- President of Wall Street Huangpu Center
- Former CFO for Apollo Solar (ASOE)
- Managing Director of American Education Center
- Co-founder of Beijing CSII Software Co. LTD (300663)

Founder, Chairman, CEO
Wilson Liu
MS



President of ETAO

International Group

- 35+ years of experience in healthcare and hospital operational management
- Former Attending Anesthesiologist and Director of Business Development, Maimonides Medical Center Department of Anesthesiology
- Former Chair of NY Downtown Hospital (now New York Presbyterian Lower Manhattan Hospital)
- Founding partner of North American Partners in Anesthesia (NAPA), now the largest anesthesia provider in the US

President
Lee Winter
MBA, MD



Chief Financial Officer of

ETAO International Group

(Shanghai-based)

- 25+ years in global banking/finance, technology
- Member of the Board of Directors of Hywin Wealth Management - Chinese firm and NASDAQ listed (Ticker - HYW)
- Adjunct Faculty at New York University - Shanghai
- Columnist at Caixin Global
- Former Director at PricewaterhouseCoopers

CFO
Joel A. Gallo
MPA, MA



Chief Health Officer of

ETAO International Group

- 40+ years in global healthcare
- McGill University, Montreal, Quebec - Professor emeritus, Faculty of Medicine
- Netsen Group, Montreal, Quebec - Healthcare group leader
- Board of Directors, Healthcare Services Agency, Montreal, Quebec
- Chairman of the Board, VIA, Inc. Belen, New Mexico

CHO
Robert Dykes
PhD

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Introduction - ETAO Is a Strategic Fit for Healthcare - focused Investors Patient - Centric Healthcare Guiding Principle Compelling Market Drivers Innovative and Adaptive Ecosystem Provided by 12 Variable Interest Entities (VIEs) Unique Investment Proposition Visionary Leadership Team ETAO plans to provide transformative medical care, personalized for each patient and unparalleled service guide each and every patient encounter – both personal and digital Tackling China’s fragmented healthcare market, uniquely placed to take advantage of government supportive policies for healthcare delivery innovation (1) We believe our broad capabilities compare favorably with peers – provide value creation opportunities, capitalizing on China’s nascent healthcare transformation We believe that ETAO 12 VIE operating entities bestow it an innovative ecosystem using telemedicine and digital capabilities with robust physical assets (2) Passionate medical, financial, and technology professionals with a global vision and expertise to spearhead healthcare reform Patient - centric, digitally supported medical care (1) https://www.ajmc.com/view/a264_09dec_enthovens284to290 and refer to Appendix Slide – “China Government Policies That Support Healthcare Development” (2) To the best of our knowledge, and after extensive research of the competitive landscape, no other potential competitor ha s a ttempted to create a comprehensive online/offline healthcare delivery system. 9

Introducing ETAO’s Healthcare Business Model Provided by 12 Variable Interest Entities (“VIEs”) (3) Provided by ETAO’s 12 VIEs Tele - Medicine Online Insurance / Pharma AI/Big Data Diagnosis Offline Hospitals / Clinics Biotech • ETAO is currently integrating a comprehensive medical ecosystem that will merge online telemedicine + AI / Big Data Evaluation + Online Insurance / Pharmacy + Biotech + Offline hospitals and specialty clinics (see next slide for a description of each VIE) • We believe this ecosystem will bestow synergistic advantages and allow for opportunistic bolt - on acquisitions • Strategically positioned in China’s fastest growing healthcare segments (4,5) • Access to a powerful external network of 500 Chinese – American physicians (SCAPE network) (6) ETAO WILL RELY ON A BUY + BUILD MODEL (3) ETAO's interest in the 12 entities is through agreements that establish the VIE structures. (4) https://www2.deloitte.com/cn/en/pages/life - sciences - and - healthcare/articles/internet - hospitals - in - china - the - new - step - into - digital - healthcare.html (5) https://www.genre.com/knowledge/blog/chinas - healthcare - market - is - booming - with - ecosystems - taking - shape - en.html (6) www.scape.org - (Society of Chinese American Physician Entrepreneurs) is an organization that works with ETAO to provide continuing medical education to ETAO affiliated entities in China. 10

A Closer Look at ETAO's Healthcare Ecosystem Provided by 12 VIEs (7)

DIGITAL ASSETS (6 VIE Entities)

Dnurse	Beijing Chainworks	Zhichao
• One of China's leading diabetes platforms • 1.6 million users • Device + app + health mgt system • Data-based, digital, personalized intervention plan • Based in Beijing	• 4.9 mm users • Big data set of 110 mm e-Health records • 150 "internet" hospitals (points) • Automates 380 rural clinics + 300 senior care facilities • Based in Beijing	• CDSS – Clinical Evaluation Support System • Big data set of 200 mm e-Health records • Screens for psych, pulmonary, and cardiovascular • Based in Hunan

6D Dental	Beijing Biohelix	Aaliance Insurance
• Possesses CFDA cert. of dental implant surgical software • 27 patents, 13 trademarks, 3 copyrights • Advised more than 600 clinics • Based Hangzhou	• Pipeline of cancer, hair loss, pancreatitis drugs • At pre-clinical trial stage • Prominent scientists – Chinese Academy of Sci., UCSD • Based in Beijing	• China's 16th largest insurance broker • 2mm insured clients • Partner with local governments to sell city-wide health insurance • Based in Shanghai

(7) These 12 companies are the VIEs assets of ETAO. This chart provides a brief description of the business of each of the assets.

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A Closer Look at ETAO's Healthcare Ecosystem Provided by 12 VIEs (cont'd) (8)

OFFLINE ASSETS (6 VIE Entities)

Mengzhou Hospital
- Level 2 hospital
- 30+ clinical medical and technical departments
- Orthopedic and general surgery, neurosurgery, neurology, urology, ob/gyn, etc.
- Based in Henan

Changxing Hospital
- Level 2 hospital
- Cardiovascular and respiratory, gastroenterology, geriatrics, nephrology immuno-rheumatology, trauma, TCM
- Based in Zhejiang

Qianhu Aesthetics
- Cosmetology specialty clinic chain
- Cosmetic surgery, dermatology
- Chinese medicine and dentistry
- Based in Hunan and Jiangxi provinces

Guiyang Tianlun Fertility
- Fertility clinic
- Internal medicine, surgery, obstetrics and gynecology
- Reproductive and women's health
- Medical imaging, X-ray diagnosis
- Based in Guizhou

Kangning Checkup
- Physical checkup clinic
- ECG, ultrasound, transcranial Doppler, liver ultrasound, infrared thermography, DR, CT, MRI
- Based in Hunan

Zhenghe Orthopedic
- Preventive health care, emergency medicine, internal medicine
- Surgery, orthopedics, pain, rehabilitation medicine
- TCM/Western med
- Based in Changsha

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(8) These 12 companies are the VIEs assets of ETAO. This chart provides a brief description of the business of each of the assets.

Closer Look At ETAO’s Dnurse – Digital Diabetes Management Solution (9) (9) This chart provides a description of one of our VIEs (Dnurse). 13

Projected Expansion of ETAO’s Current Variable Interest Entity (VIE) Digital Assets (10) 2022 2023 2024 2025 2026 2022 • 8.4 million telemedicine users • 166 “internet” hospitals • 370 rural clinics; 470 senior care facilities • 3 mm online insurance clients 2023 • 10 mm users • 226 “internet” hospitals • 475 rural clinics; 620 senior care facilities • 4.5 mm online insurance clients 2024 • 14.3 mm telemedicine users • 376 “internet” hospitals • 685 rural clinics; 900 senior care facilities • 5.5 mm online insurance clients 2021 • 6.5 million telemedicine users • 150 “internet” hospitals • Serving 300+ rural clinics; 380 senior care facilities • 2 mm supplemental health insurance clients 2025 • 18 mm telemedicine users • 600 “internet” hospitals • 1,005 rural clinics; 1,200 senior care facilities • 7 mm online health insurance clients 2026 • 25 mm telemedicine users • 750 “internet” hospitals • 1,400 rural clinics; 1,500 senior care facilities • 10 mm online insurance clients (10) Digital Assets denote – 6 VIEs that have digital (IT platform - enabled) capabilities. 14

Five Year Projected Revenue and Operating Income of ETAO’s 12 Current VIE Operating Entities (11) and Potential Future Acquisitions 2022 ETAO ESTIMATED REVENUE (USD) $133 mm 2023 2024 $199 mm $299 mm $425 mm $637 mm 2025 2026 ETAO ESTIMATED OPERATING INCOME (USD) 2022 $5 mm 2023 2024 $15 mm $34 mm $71 mm $138 mm 2025 2026 (11) ETAO’s revenue and operating income varies as a percentage of its economic interest in each entity. 15

ETAO’s Comprehensive Ecosystem (12 VIEs) Compared to Global Peers COMPETITOR ANALYSIS – ETAO’S COMPREHENSIVE ECOSYSTEM ETAO INT’L GROUP WATERDROP (12) PING’AN GOOD DOCTOR (13) YIDU CLOUD (14) TELE - DOC (15) LINKDOC (16) CAPABILITY Targeting NYSE Nasdaq Listed Hong Kong Listed HK Listed NYSE Listed Withdrew Nasdaq AI/Big Data x x x x x x Biotechnology x x x Telemedicine x x x x Online pharmacy x x Health insurance x x x Specialty Clinics x General hospitals x 16 (12) https://www.sec.gov/Archives/edgar/data/0001823986/000119312521119328/d95574df1.htm#fin95574_3 (13) https://www1.hkexnews.hk/listedco/listconews/sehk/2021/0317/2021031700649.pdf (14) https://www1.hkexnews.hk/listedco/listconews/sehk/2020/1231/2020123100119.pdf (15) https://s21.q4cdn.com/672268105/files/doc_financials/2020/ar/2020 - Annual - Report - (1).pdf (16) https://www.sec.gov/Archives/edgar/data/1854384/000119312521190178/d109784df1.htm#rom109784_14

ETAO Has Implemented Key Governance Elements Financials for 2020 and 2021 in progress by a PCAOB - certified auditor Legal entity structure subjected to external legal review and opinion Strong, multi - layered corporate governance program at group, China and operating entity levels Robust internal control framework (COSO - based) over financial and operational controls Sub - certification process requires management team at all levels to sign off on internal control reviews “Tone at the top” established and communicated to ETAO and VIE employees ensures mutual accountability Experienced Board of Directors and numerous committees established to provide objective and independent oversight External Auditor External Legal Counsel ETAO Internal Governance Programs Key Governance Dimensions Core Governance Elements 17

APPENDIX • List of Government Policies for Supporting China’s Healthcare Development • Executive Management Team (Full Bios) • Board of Directors Bios 18

China Government Policies That Support Healthcare Development February, 2020 March, 2020 National Health Commission ➢ “Notice on Strengthening Information Technology to Support the Prevention and Control of Pneumonia Infected by Novel Coronavirus ” http://www.nhc.gov.cn/xcs/zhengcwj/202002/5ea1b9fca8b04225bbaad5978a91f49f.shtml ➢ “Notice on Good Internet Consultation and Advisory Services in Epidemic Prevention and Control” http://www.nhc.gov.cn/yzygj/s7653p/202002/ec5e345814e744398c2adef17b657fb8.shtml National Health Commission/National Health Insurance Agency ➢ “Guidance on Promoting "Internet+" Medical Insurance Services during the Prevention and Control of the New Coronary Pneumonia Epidemic” http://www.gov.cn/zhengce/zhengceku/2020 - 03/03/content_5486256.htm April, 2020 National Development and Reform Commission / Central Internet Information Office ➢ “ On the promotion of "on the cloud with the number of wisdom" action to foster the development of new economic implementation plan” http://www.gov.cn/zhengce/zhengceku/2020 - 04/10/content_5501163.htm May, 2020 National Health Commission ➢ “Notice on further promoting the development and standardized management of Internet medical services” http://www.cac.gov.cn/2020 - 05/08/c_1590485844145212.htm September, 2020 State Council ➢ “ Opinions on the accelerated development of new consumption led by new business models” http://www.gov.cn/zhengce/zhengceku/2020 - 09/21/content_5545394.htm November, 2020 National Health Insurance Bureau/Development and Reform Commission ➢ “Guiding Opinions on Actively Promoting "Internet+" Medical Services Medical Insurance Payment” http://www.nhsa.gov.cn/art/2020/11/2/art_37_3801.html ➢ “The recent work program to expand domestic demand and promote consumption” http://www.gov.cn/zhengce/zhengceku/2020 - 10/29/content_5555891.htm Medicare Payment Informati - zation Online Diagnosis Business Distribution Impact Levels 19

Experienced Management Team



Chairman, Founder, CEO of ETAO International Group

Founder of MSHP Capital;
President of Wall Street Huangpu Center;
Former CFO for Apollo Solar (ASOE);
Managing Director of American Education Center;
Co-founder of Beijing CSII Software Co. LTD (300663)

Founder, CEO Wilson Liu MS

- The first Chinese core regulator in The New York Stock Exchange 211 year history
- More than 20+ years Wall Street experience, engaged in technical consulting, auditing, as well as investment and financial management at JPMorgan Chase, The New York Stock Exchange, Reuters, PricewaterhouseCoopers, Citibank, Morgan Stanley and other institutions
- Serial entrepreneur with proven leadership as a doer, speaker, and thinker
- Authored over 2,000 classical Chinese poems in a 3 years
- Baruch College, Master of CIS and Master of Accounting,
- Anhui University of Technology, China, BS Statistics,
- AICPA (Inactive), CFA (Inactive)



President of ETAO International Group

35+ years of experience in healthcare;
Former attending Anesthesiologist and Director of Business Development, Maimonides Medical Center Department of Anesthesiology;
Former Chair of NY Downtown Hospital (now New York Presbyterian Lower Manhattan Hospital)

President Lee Winter MBA, MD

- Recognized by the New York City Police Department with an "Honorary Police Surgeon" appointment
- Founding Partner of North American Partners in Anesthesia
- Served as Chair for the New York State Society of Anesthesiologists
- Economic Affairs Committee
- Expertise in health care and hospital operations, operating room efficiency and cost containment
- Columbia University, MBA
- Boston University School of Medicine, MD
- University of Pennsylvania, School of Dental Medicine, DMD
- Syracuse University, BS Biology/Psychology

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Experienced Management Team (cont’d) CFO Joel A. Gallo MPA, MA Chief Financial Officer of ETAO International Group (Shanghai - based) 25+ years in global banking/finance, tech; Member of the Board of Directors of Hywin Wealth Management - Chinese firm and NASDAQ listed (Ticker - HYW); Adjunct Faculty at New York University; Columnist at Caixin Global - Former CEO of Columbia China League, specializing in cross - border transactions and management consultancy - Former Director in the Advisory practice at PwC - Former Head of Investment Operations at Scudder Kemper Investments (Deutsche Bank) with $500 billion USD in assets under management - Held senior positions at Deloitte, Dell EMC, Ernst & Young - Advised more than 100 global financial services firms on strategic projects - Published dozens of articles and quoted in: Bloomberg, Caixin Global, Ignites Asia (Financial Times), South China Morning Post, China - US Focus, US – China Business Council - Frequent speaker at economics/finance/tech conferences - Columbia University, MPA - Tufts University, MA International Relations - Binghamton University, BS Management CHO Robert Dykes PhD Chief Health Officer of ETAO International Group 40+ years in global healthcare; McGill University, Montreal, Quebec - Professor emeritus, Faculty of Medicine; Netsen Group, Montreal, Quebec – Healthcare group leader; Dist@Ed Services Consultancy, Inc. – President, Bridgewater, Nova Scotia - President and Member Board of Directors, Tourette Canada - Director, School of Physical and Occupational Therapy, Associate Dean, Faculty of Medicine, McGill University - Directeur, Centre de recherche, Institute de réadaptation de Montréal - Published more than 130 scientific articles, several hundred abstracts and over a dozen popular science articles. - Supervised and mentored several dozen doctoral and master’s students. - Awards: Phi Beta Kappa, Killam Scholar, Junior and Senior Research Fellow, Québec and Government of Canada - The Johns Hopkins University, PhD Neuroscience - University of California at Berkeley, BS Psychophysiology 21

Seasoned Board of Directors Independent Director, Head of Nomination Committee Kenneth Liang MBA - Over 40 years of international insurance experience - Leader with international / industry expertise and functional know - how, a thinker with ability to analyze the industry landscape and a visionary who welcomes innovation and challenges - Director of TW Insurance Brokers Co., Ltd. - Taiwan for 6 years, focusing on business expansion and regional market penetration strategy and recruitment - 35 years at AIG, a worldwide insurance company, with deep knowledge of underwriting, products development and promotion, management and producers and sales services - 15years as Regional Vice Presidents of Personal Lines, Surety and Crisis Management - 7years as Taiwan Country Manager - Bilingual (English / Chinese) and is passionate about adapting culture and expectation in strategy execution - New York University, Stern School of Business, MBA - University of Hong Kong, BBA Independent Director, Chairwoman of Compensation Committee Connie C. Hsu MD, FAAAAI, FACAAI - Fellow of American Academy of Allergy Asthma and Immunology (FAAAAI) - Fellow of American College of Allergy Asthma and Immunology (FACAAI), Member of Arizona Allergy Society - Phoenix Magazine’s 2010 Top Doc list for Allergy and Immunology - CEO Allergy & Immunology Specialists, Chief of the Allergy & Immunology Division, Integrated Medical Services for 10 years - CEO and Principal Investigator, Research Solutions of Arizona (Formerly DCR - PI, PC) - Adult & Pediatric Allergy Associates, AZ Allergy/Immunology Fellow State University of New York at Buffalo - Associate, Internal Medicine Resident in Washington University School of Med. St. Louis - Attending Physician in Shanghai Jinan Hospital, China - Doctor in Zhejiang Wukang Hospital, China - State University of New York at Buffalo, Allergy/Immunology Fellowship - St. Luke’s Hospital, Internal Medicine Residency - Shanghai Second Medical University, MS, Immunology, - Zhejiang University School of Medicine, MD 22

Seasoned Board of Directors (cont’d) Independent Director, Head of Audit Committee Philip Moody MBA - Former Executive Vice President and CFO of PaxVax, an international firm novel vaccines - Instrumental in the sale of PaxVax to Emergent BioSolutions - Chief financial officer of BTG Ltd. North America, a publicly traded British company with commercial products in specialty pharmaceuticals and medical devices - Lead role in BTG sale to Boston Scientific - Held a number of executive positions in other private and public biotechnology companies, including Chiron Corporation (a NASDAQ listed company), where he was Vice President of Finance and Operations, later purchased by Novartis - Arthur Andersen & Co where he held a number of roles - Held several senior positions at IBM - CPA (inactive) in the state of California - University of California at Berkeley, BS Engineering - University of California at Berkeley, Haas School of Business, MBA Independent Director Bill Dai MD, MBA - 40+ years of international and domestic market, medical investment and overseas large multinational enterprise management experience - Former general manager of medical investment and management of Tasly Holding Group (600535) for six years, a large public company listed on the Shanghai Stock Exchange - Expanded Tasly international market business from inception, established and managed more than 60 branches and offices located in 40 overseas countries - Geographic markets covered Asia, Africa, Europe and North America - Ranked No.1 of overseas market among Chinese TCM enterprises for eight consecutive years - Director of Asia - Pacific region for DHD Medical Device Company in the United States - for five years - Visiting scholar in the US involved in clinical medical research work for three years in Washington University of St. Louis Medical School - Clinical research in Affiliated Suzhou Hospital of Nanjing Medical University 23